Exhibit 99.1

FOR IMMEDIATE RELEASE

ABERDENE MINES ANNOUNCES USD $ 1.25 MILLION FINANCING

Las Vegas, Nevada, July 20, 2005, Aberdene Mines Limited (the "Company") (OTCBB: ABRM) is pleased to announce that the Company has negotiated a USD $1.25 million private placement. This private placement will consist of 5 million shares at a price of $0.25 each. The Company has agreed to pay a finders fee in cash equal to 7.5% of the gross proceeds raised from the financing.

These proceeds will be used for the Company's 2005 work commitments on its New York Canyon project located in Nevada, and for general working capital.

On behalf of the Board of Directors,

ABERDENE MINES LTD.

Brent Jardine, President

For more information contact:	Head Office Contact:
Brent Jardine, President Jardine@aberdenemines.com T: (800) 430-4034	101 Convention Centre Drive - Suite 700 Las Vegas, Nevada 89109 T: (702) 939-5389 F: (702 221-0904

Disclaimer: This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Aberdene Mine's expectations, and Aberdene Mines expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the ability to close the acquisition of mineral exploration properties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.